Exhibit 99.1

FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces Full-Year 2014 Financial Results

Phoenix, AZ, March 30, 2015 -- American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP” or the “Company”) announced today its financial results for the full year ended December 31, 2014.
Fourth Quarter Highlights as of December 31, 2014

•	Revenue of $418.8 million and net loss of $350.6 million, including impairments of $406.1 million

•	FFO per diluted share loss of $0.06 and AFFO per diluted share of $0.22

•	Acquired $21.0 million of real estate on the balance sheet in the fourth quarter with a cash cap rate of 7.3%

•	Sold 81 properties in the quarter for total net proceeds of approximately $1.9 billion, including the multi-tenant portfolio sale to a Blackstone-DDR joint venture for approximately $1.9 billion

•	Repaid $1.1 billion of debt in the fourth quarter, consisting of the net proceeds from the multi-tenant portfolio sale that were used to pay down the Company’s line of credit, net of borrowings

•	Raised $159.9 million of capital on behalf of the Cole Capital® managed REITs, including DRIP

•	Invested $942.8 million in 130 properties on behalf of the Cole Capital managed REITs

•
Entered into a settlement agreement with RCS Capital Corporation (“RCS Capital”) that resolved the dispute over the sale of Cole Capital, giving the Company consideration of $60.0 million to terminate the Equity Purchase Agreement and all related agreements and documents

Full-Year 2014 Highlights as of December 31, 2014

•	Revenue of $1.58 billion and net loss of $977.2 million, including impairments of $410.0 million and a $262.0 million loss on sale related to the disposition of the multi-tenant portfolio

•	FFO per diluted share of $0.18 and AFFO per diluted share of $0.90

•	Acquired $3.8 billion of real estate on the balance sheet in 2014 with a cash cap rate of 7.9%

•	Sold 111 properties for total net proceeds of approximately $2.1 billion

•	Raised $1.5 billion of capital on behalf of the Cole Capital managed REITs, including DRIP

•	Invested $3.3 billion in 577 properties on behalf of the managed REITs

Management Commentary
William Stanley, Interim Chairman and Chief Executive Officer, stated, “The filing of ARCP’s 2014 Annual Report completes one of the highest priorities established by the Board of Directors, moving the Company forward and focusing on stability and transparency. With Glenn Rufrano becoming CEO on April 1, 2015, as well as the previously announced reconstitution of the Board, we are addressing the needs of our stakeholders and will continue to make progress on our commitments. With a best-in-class net lease portfolio, new leadership and proven real estate capabilities, we are confident that ARCP has a solid foundation for creating value for shareholders and strengthening its position in the marketplace.”

1

QUARTERLY FINANCIAL RESULTS

Revenues
Consolidated Revenue for the quarter ended December 31, 2014 increased $282.4 million to $418.8 million as compared to revenue of $136.4 million for the same quarter in 2013, mainly due to the large increase in gross assets and the inclusion of the Cole Capital revenue.

Real Estate Investment segment revenue for the quarter ended December 31, 2014 increased $230.1 million to $366.5 million as compared to revenue of $136.4 million for the same quarter in 2013, mainly due to the large increase in gross assets.

Cole Capital segment revenue for the quarter ended December 31, 2014 was $52.3 million. The Company did not own Cole Capital in the prior year period.

FFO and AFFO
Funds From Operations (“FFO”) for the quarter ended December 31, 2014 increased $57.8 million to a loss of $58.8 million, or a loss of $0.06 per diluted share, as compared to a loss of $116.7 million, or a loss of $0.43 per diluted share, for the same quarter in 2013.

Adjusted Funds From Operations (“AFFO”) for the quarter ended December, 31, 2014 increased $134.9 million to $205.5 million, or $0.22 per diluted share, as compared to $70.5 million, or $0.26 per diluted share, for the same quarter in 2013.

Real Estate Investment segment FFO for the quarter ended December 31, 2014 increased $335.8 million to $219.1 million, or $0.24 per diluted share, as compared to a loss of $116.7 million, or a loss of $0.43 per diluted share, for the same quarter in 2013. Real Estate Investment segment AFFO for the quarter ended December 31, 2014 increased $123.4 million to $193.9 million, or $0.21 per diluted share, as compared to $70.5 million, or $0.26 per diluted share, for the same quarter in 2013.

Cole Capital segment FFO for the quarter ended December 31, 2014 was a loss of $278.0 million, or a loss of $0.30 per diluted share. Cole Capital segment AFFO for the quarter ended December 31, 2014 was $11.5 million, or $0.01 per diluted share. The Company did not own Cole Capital in the prior year period.

Normalized EBITDA
Consolidated normalized EBITDA for the quarter ended December 31, 2014 increased $216.0 million to $341.3 million as compared to normalized EBITDA of $125.3 million for the same quarter in 2013, mainly due to the large increase in gross assets and the inclusion of the Cole Capital revenue.

Real Estate Investment segment normalized EBITDA for the quarter ended December 31, 2014 increased $199.1 million to $324.4 million as compared to normalized EBITDA of $125.3 million, for the same quarter in 2013, mainly due to the large increase in gross assets.

Cole Capital segment normalized EBITDA for the quarter ended December 31, 2014 was $16.9 million. The Company did not own Cole Capital in the prior year period.
Recognized Impairment Charges of Approximately $406.1 million in the Fourth Quarter

•	$223.1 million related to goodwill associated with Cole Capital

•	$96.7 million for five office properties

•	$86.4 million related to the intangible asset value associated with the dealer manager and advisory contracts for Cole Capital
FULL-YEAR FINANCIAL RESULTS

Revenues
Consolidated Revenue for the year ended December 31, 2014 increased $1.25 billion to $1.58 billion as compared to revenue of $329.3 million in 2013, mainly due to the large increase in gross assets and the inclusion of the Cole Capital revenue.

Real Estate Investment segment revenue for the year ended December 31, 2014 increased $1.04 billion to $1.38 billion as compared to revenue of $329.3 million in 2013, mainly due to the large increase in gross assets.

Cole Capital segment revenue for the year ended December 31, 2014 was $203.6 million. The Company did not own Cole Capital in the prior year period.

FFO and AFFO
FFO for the year ended December 31, 2014 increased $442.6 million to $149.1 million, or $0.18 per diluted share, as compared to a loss of $293.5 million, or a loss of $1.27 per diluted share in 2013.

AFFO for the year ended December, 31, 2014 increased $549.9 million to $750.7 million, or $0.90 per diluted share, as compared to $200.8 million, or $0.87 per diluted share in 2013.

Real Estate Investment segment FFO for the year ended December 31, 2014 increased $421.1 million to $446.1 million, or $0.53 per diluted share, as compared to a loss of $293.5 million, or a loss of $1.27 per diluted share in 2013. Real Estate Investment segment AFFO for the year ended December 31, 2014 increased $484.9 million to $685.8 million, or $0.82 per diluted share, as compared to $200.8 million, or $0.87 per diluted share in 2013.

Cole Capital segment FFO for the year ended December 31, 2014 was a loss of $297.0 million, or a loss of $0.35 per diluted share. Cole Capital segment AFFO for the year ended December 31, 2014 was $64.9 million, or $0.08 per diluted share. The Company did not own Cole Capital in the prior year period.

Normalized EBITDA
Consolidated normalized EBITDA for the year ended December 31, 2014 increased $1.01 billion to $1.21 billion as compared to normalized EBITDA of $199.0 million in 2013, mainly due to the large increase in gross assets and the inclusion of the Cole Capital revenue.

Real Estate Investment segment normalized EBITDA for the year ended December 31, 2014 increased $959.9 million to $1.16 billion as compared to normalized EBITDA of $199.0 million in 2013.

Cole Capital segment normalized EBITDA for the year ended December 31, 2014 was $58.0 million. The Company did not own Cole Capital in the prior year period.

Subsequent to Year End Highlights

On January 29, 2015, the Company announced that Cole Corporate Income Trust, Inc., its first office and industrial-focused managed REIT, successfully closed its previously announced merger with and into a wholly owned subsidiary of Select Income REIT.

As part of its ongoing active portfolio management, on February 24, 2015, the Company sold the Apollo Corporate Headquarters in Phoenix, AZ for $183 million.
Additional CORPORATE Updates
CEO
Glenn J. Rufrano will become the new Chief Executive Officer on April 1, 2015.
Board Reconstitution
The Board is being reconstituted through the addition of Mr. Rufrano, two directors stepping down effective April 1, 2015 and the search currently underway for a non-executive Chairman and two other new independent directors.
Dividend
The Board, working with the new CEO and management, will establish a common stock dividend later in 2015, which is expected to be in line with net lease peers and paid on a quarterly basis.

Audio Webcast Details
The live audio webcast, beginning at 10:00 a.m. ET on Monday, March 30, 2015, is available by accessing this link:
http://services.choruscall.com/links/arcp150330.html
*Participants should log in 10-15 minutes early.

About the Company
ARCP is a leading, self-managed commercial real estate investment trust (“REIT”) focused on investing in single-tenant, freestanding commercial properties subject to net leases with high credit quality tenants. ARCP owns approximately 4,650 properties totaling 103 million square feet of leasable space in 49 states, as well as Washington D.C., Puerto Rico and Canada. Additionally, ARCP acquires and manages assets on behalf of the Cole Capital non-traded REITs. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Media Contacts
Stephen Cohen	John Bacon, Vice President, Marketing
212.886.9332	American Realty Capital Properties, Inc.
602.778.6057 | jbacon@arcpreit.com
Investor Contact
Bonni Rosen, Director, Investor Relations
American Realty Capital Properties, Inc.
877.405.2653 | brosen@arcpreit.com

Terms and Definitions

Description of Funds From Operations and Adjusted Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under generally accepted accounting principles in the United States ("U.S. GAAP").

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property, depreciation and amortization of real estate assets and impairment write-downs including adjustments for the proportionate share of adjustments for unconsolidated partnerships and joint ventures. These adjustments also include the pro rata share of unconsolidated partnerships and joint ventures.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and Adjusted Funds From Operations ("AFFO"), as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.

We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent, net direct financing lease adjustments and equity-based compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide us liquidity or require our capital resources. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved in activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted-average common shares-fully diluted.

In calculating AFFO, we exclude expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expense are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

We are now presenting the restated FFO and AFFO using two methods: 1) we calculate FFO and AFFO on a gross basis, whereby we start with net income attributable to both the stockholders and the non-controlling interest holders, and then adjust net income by the gross reported amounts of the items being adjusted (“Gross Method”); and 2) we calculate FFO and AFFO on a net basis, whereby we start with net income attributable only to the stockholders, and adjust net income by only the stockholders’ portion of the applicable items (“Net Method”). For presentation of the Net Method, the company has included the gross amounts of each adjustment on their respective line items and adjusted for the proportionate share which is attributable to non-controlling interest on a separate line item within FFO and AFFO.

Similarly, AFFO per share follows the same logic. Under the Gross Method, AFFO is divided by a share number that takes into account the dilutive effect of units held by the non-controlling interest holders; Under the Net Method, AFFO is divided by a share number that reflects only the dilutive effects of common shares.

EBITDA and Normalized EBITDA
Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income for merger expenses which are considered non-recurring and gains/losses in real estate and derivatives which are not considered fundamental attributes of the Company’s business plans and do not affect the Company’s overall long-term operating performance.  The Company excludes these items from Normalized EBITDA as they are not the primary drivers in the Company’s decision making process. In addition, the Company’s assessment of the Company’s operations is focused on long-term sustainability and not on such non-cash items, which may cause short term fluctuations in net income but have no impact on cash flows. The Company believes that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of the Company’s business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of the Company’s financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company’s strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Forward Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect American Realty Capital Properties, Inc.’s (“ARCP,” the “Company,” “us,” “our” and “we”) expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements, and any statements regarding ARCP’s future financial condition, results of operations and business are also forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond ARCP’s control.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: ARCP’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; ARCP’s ability to reestablish the financial network that supports Cole Capital®; ARCP’s ability to regain the prior transaction and capital raising volume of Cole Capital prior to the filing of ARCP’s Current Report on Form 8-K on October 29, 2014; the timing and expense of the remediation of ARCP’s material weaknesses in disclosure controls and procedures and internal control over financial reporting; the impact and outcome of litigation and regulatory investigations related to the recent Audit Committee investigation and restatement of ARCP’s financial statements; ARCP’s ability to regain compliance with the requirements of the NASDAQ Stock Market; the impact of ARCP’s debt documents on ARCP’s overall borrowing flexibility; the level and frequency of the dividend to be established by ARCP’s Board of Directors compared to the level and frequency of the dividend ARCP previously paid; ARCP’s ability to establish a timely financial reporting schedule; the impact of the recent downgrade in ARCP’s credit rating to below investment-grade; the unpredictability of the business plans and financial condition of ARCP’s tenants; the impact of impairment charges in respect of certain of ARCP’s properties or other assets; the inability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in ARCP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

The forward-looking statements contained herein reflect ARCP’s beliefs, assumptions and expectations regarding ARCP’s future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to ARCP. If a change occurs, ARCP’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. ARCP disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

AMERICAN REALTY CAPITAL PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	December 31, 2014	December 31, 2013
ASSETS
Real estate investments, at cost:
Land	$3,472,298	$1,380,308
Buildings, fixtures and improvements	12,307,758	5,297,400
Land and construction in progress	77,450	21,839
Intangible lease assets	2,435,054	759,595
Total real estate investments, at cost	18,292,560	7,459,142
Less: accumulated depreciation and amortization	(1,034,122)	(267,278)
Total real estate investments, net	17,258,438	7,191,864
Investment in unconsolidated entities	98,053	—
Investment in direct financing leases, net	56,076	66,112
Investment securities, at fair value	58,646	62,067
Loans held for investment, net	42,106	26,279
Cash and cash equivalents	416,711	52,725
Restricted cash	62,651	35,921
Intangible assets, net	150,359	—
Deferred costs and other assets, net	389,922	280,661
Goodwill	1,894,794	92,789
Due from affiliates	86,122	—
Assets held for sale	1,261	665
Total assets	$20,515,139	$7,809,083

LIABILITIES AND EQUITY
Mortgage notes payable, net	$3,759,935	$1,301,114
Corporate bonds, net	2,546,499	—
Convertible debt, net	977,521	972,490
Credit facilities	3,184,000	1,969,800
Other debt, net	45,826	104,804
Below-market lease liabilities, net	317,838	77,169
Accounts payable and accrued expenses	163,025	730,571
Deferred rent, derivative and other liabilities	127,611	40,271
Distributions payable	9,995	10,903
Due to affiliates	559	103,434
Total liabilities	11,132,809	5,310,556

Series D preferred stock, $0.01 par value, zero and 21,735,008 shares (part of 100,000,000 aggregate preferred shares authorized) issued and outstanding at December 31, 2014 and 2013, respectively	—	269,299

Preferred stock (excluding Series D Preferred Stock), $0.01 par value, 100,000,000 shares authorized and 42,834,138 and 42,199,547 shares issued and outstanding at December 31, 2014 and 2013, respectively	428	422
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 905,530,430 and 239,234,725 issued and outstanding at December 31, 2014 and 2013, respectively	9,055	2,392
Additional paid-in capital	11,920,253	2,940,907
Accumulated other comprehensive income	2,728	7,666
Accumulated deficit	(2,778,576)	(877,957)
Total stockholders’ equity	9,153,888	2,073,430
Non-controlling interests	228,442	155,798
Total equity	9,382,330	2,229,228
Total liabilities and equity	$20,515,139	$7,809,083

AMERICAN REALTY CAPITAL PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Year Ended December 31,
	2014	2013	2012
Revenues:
Rental income	$1,271,574	$310,508	$65,262
Direct financing lease income	3,603	2,244	—
Operating expense reimbursements	100,522	16,571	1,945
Cole Capital revenue	203,558	—	—
Total revenues	1,579,257	329,323	67,207
Operating expenses:
Cole Capital reallowed fees and commissions	66,228	—	—
Acquisition related (including $1,652, $37,564 and $28,656 to affiliates, respectively)	38,831	76,113	45,070
Merger and other non-routine transactions (including $137,778, $156,146 and $0 to affiliates, respectively)	200,514	210,543	2,603
Property operating	137,741	23,616	3,522
Management fees to affiliates	13,888	17,462	212
General and administrative (including $16,089, $103,206 and $826 to affiliates, respectively)	174,741	123,172	5,458
Depreciation and amortization	916,003	210,976	40,957
Impairments	409,991	3,346	—
Total operating expenses	1,957,937	665,228	97,822
Operating loss	(378,680)	(335,905)	(30,615)
Other (expense) income:
Interest expense, net	(452,648)	(105,548)	(11,856)
Extinguishment of debt, net	(21,869)	—	—
Other income, net	123,529	3,824	979
Loss on derivative instruments, net	(10,570)	(67,946)	—
Loss on held for sale assets and disposition of properties, net	(277,031)	—	—
Loss on sale of investments in affiliates	—	(411)	—
Gain (loss) on sale of investments	6,357	(1,795)	—
Total other expenses, net	(632,232)	(171,876)	(10,877)
Net loss from continuing operations	(1,010,912)	(507,781)	(41,492)
Discontinued operations:
Loss from operations of held for sale assets	—	(34)	(145)
Loss on held for sale properties	—	—	(600)
Net loss from discontinued operations	—	(34)	(745)
Net loss	(1,010,912)	(507,815)	(42,237)
Net loss attributable to non-controlling interests	33,727	16,316	585
Net loss attributable to the Company	$(977,185)	$(491,499)	$(41,652)

Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(1.36)	$(2.41)	$(0.40)
Basic and diluted net loss per share from discontinued operations attributable to common stockholders	$0.00	$0.00	$(0.01)
Basic and diluted net loss per share attributable to common stockholders	$(1.36)	$(2.41)	$(0.41)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
SEGMENT REPORTING
(In thousands, except for share and per share data)

	Year Ended December 31,
	2014	2013	2012
REI:
Revenues:
Rental income	$1,271,574	$310,508	$65,262
Direct financing lease income	3,603	2,244	—
Operating expense reimbursements	100,522	16,571	1,945
Total real estate investment revenues	1,375,699	329,323	67,207
Operating expenses:
Acquisition related	35,469	76,113	45,070
Merger and other non-routine transactions	198,545	210,543	2,603
Property operating	137,741	23,616	3,522
Management fees to affiliates	13,888	17,462	212
General and administrative	83,574	123,172	5,458
Depreciation and amortization	844,743	210,976	40,957
Impairment of real estate	100,547	3,346	—
Total operating expenses	1,414,507	665,228	97,822
Operating loss	(38,808)	(335,905)	(30,615)
Other (expense) income:
Interest expense, net	$(452,648)	$(105,548)	$(11,856)
Extinguishment of debt, net	(21,869)	—	—
Other income, net	80,636	3,824	979
Loss on derivative instruments, net	(10,570)	(67,946)	—
Loss on held for sale assets and disposition of properties, net	(277,031)	—	—
Loss on sale of investments in affiliates	—	(411)	—
Gain (loss) on sale of investments	6,357	(1,795)	—
Total other expenses, net	(675,125)	(171,876)	(10,877)
Net loss from continuing operations	(713,933)	(507,781)	(41,492)
Discontinued operations:
Loss from operations of held for sale assets	—	(34)	(145)
Loss on held for sale properties	—	—	(600)
Net loss from discontinued operations	—	(34)	(745)
Net loss	$(713,933)	$(507,815)	$(42,237)

Cole Capital:
Revenues:
Dealer manager and distribution fees, selling commissions and offering reimbursements	$87,109	$—	$—
Transaction service fees	60,672	—	—
Management fees and reimbursements	55,777	—	—
Total Cole Capital revenues	203,558	—	—

	Year Ended December 31,
	2014	2013	2012
Operating expenses:
Cole Capital reallowed fees and commissions	$66,228	$—	$—
Acquisition related	3,362	—	—
Merger and other non-routine transactions	1,969	—	—
General and administrative expenses	91,167	—	—
Depreciation and amortization	71,260	—	—
Impairments of intangible assets	309,444	—	—
Total operating expenses	543,430	—	—
Total other income	42,893	—	—
Net loss	$(296,979)	$—	$—

Total Company:
Total revenues	$1,579,257	$329,323	$67,207
Total operating expenses	$1,957,937	$665,228	$97,822
Total other expense	$(632,232)	$(171,876)	$(10,877)
Loss from continuing operations	$(1,010,912)	$(507,781)	$(41,492)
Loss from discontinued operations	$—	$(34)	$(745)
Net loss	$(1,010,912)	$(507,815)	$(42,237)

	Total Assets
	December 31, 2014	December 31, 2013
REI	$19,821,440	$7,809,083
Cole Capital	693,699	—
Total Company	$20,515,139	$7,809,083

AMERICAN REALTY CAPITAL PROPERTIES, INC.
RECONCILIATION OF GAAP NET LOSS TO NORMALIZED EBITDA
(In thousands, except for share and per share data)

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	Total	REI	Cole Capital	Total	REI	Cole Capital
Net loss	$(360,427)	$(82,458)	$(277,969)	$(206,249)	$(206,249)	$—
Adjustments:
Interest expense	126,157	126,157	—	60,134	60,134	—
Depreciation and amortization	226,272	219,222	7,050	106,702	106,702	—
Income tax benefit	(27,979)	—	(27,979)	—	—	—
EBITDA	(35,977)	262,921	(298,898)	(39,413)	(39,413)	—
Management adjustments:
Loss on held for sale assets and disposition of properties, net	1,263	1,263	—	—	—	—
Acquisition related	4,215	853	3,362	1,572	1,572	—
Merger and other non-routine transactions	25,162	25,139	23	76,809	76,809	—
Impairments	406,136	96,692	309,444	—	—	—
Equity-based compensation	513	(2,504)	3,017	86,280	86,280	—
RCAP litigation settlement	(60,000)	(60,000)	—	—	—	—
Normalized EBITDA	$341,312	$324,364	$16,948	$125,248	$125,248	$—

AMERICAN REALTY CAPITAL PROPERTIES, INC.
FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (1)
(In thousands, except share and per share data)

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Total Company:
Net Loss	$(360,427)	$(288,047)	$(56,598)	$(305,840)
Dividends on non-convertible preferred stock	(17,973)	(17,974)	(17,773)	(17,374)
Adjusted Net Loss	(378,400)	(306,021)	(74,371)	(323,214)
Loss on disposition of properties and held for sale assets	1,263	256,894	1,269	17,605
Depreciation and amortization of real estate assets	219,080	240,046	225,940	159,461
Impairment of real estate	96,692	2,299	1,556	—
Proportionate share of adjustments for unconsolidated entities	2,540	2,580	2,573	1,344
FFO	$(58,825)	$195,798	$156,967	$(144,804)

Acquisition related	4,215	13,998	7,201	13,417
Merger and other transaction related	25,162	7,632	7,422	160,298
Impairment of intangible assets	309,444	—	—	—
RCAP litigation settlement	(60,000)	—	—	—
Litigation insurance proceeds	(720)	(3,275)	—	—
Gain on sale of investment securities	—	(6,357)	—	—
Loss (gain) on derivative instruments, net	172	17,484	(14,207)	7,121
Amortization of premiums and discounts on debt and investments	11,461	(8,106)	(4,606)	(5,198)
Amortization of above- and below- market lease assets and liabilities	1,475	1,934	2,103	388
Net direct financing lease adjustments	448	620	137	390
Amortization and write off of deferred financing costs	23,475	12,486	10,985	44,976
Amortization of management contracts	6,233	24,288	24,024	13,992
Deferred tax benefit	(33,324)	—	—	—
Loss on early extinguishment of debt	605	5,396	6,469	9,399
Straight-line rent	(25,367)	(24,871)	(17,413)	(7,520)
Non-cash equity compensation expense, net of forfeiture	(980)	5,541	5,690	21,574
Other adjustments	895	713	698	421
Proportionate share of adjustments for unconsolidated entities	1,090	1,268	464	318
AFFO	$205,459	$244,549	$185,934	$114,772

Weighted-average shares outstanding - basic	902,528,136	902,096,102	815,406,408	547,470,771
Effect of dilutive securities	29,629,740	44,970,255	52,613,117	51,151,614
Weighted-average shares outstanding - diluted	932,157,876	947,066,357	868,019,525	598,622,385

AFFO per diluted share	$0.22	$0.26	$0.21	$0.19

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
REI:
Net Loss	$(82,458)	$(289,133)	$(46,124)	$(296,218)
Dividends on non-convertible preferred stock	(17,973)	(17,974)	(17,773)	(17,374)
Adjusted net loss	(100,431)	(307,107)	(63,897)	(313,592)
Loss on disposition of properties and held for sale assets	1,263	256,894	1,269	17,605
Depreciation and amortization of real estate assets	219,080	240,046	225,940	159,461
Impairment of real estate	96,692	2,299	1,556	—
Proportionate share of adjustments for unconsolidated entities	2,540	2,580	2,573	1,344
FFO	$219,144	$194,712	$167,441	$(135,182)

Acquisition related	853	13,998	7,201	13,417
Merger and other transaction related	25,139	7,613	5,999	159,794
RCAP litigation settlement	(60,000)	—	—	—
Litigation insurance proceeds	(720)	(3,275)	—	—
Gain on sale of investment securities	—	(6,357)	—	—
Loss (gain) loss on derivative instruments, net	172	17,484	(14,207)	7,121
Amortization of premiums and discounts on debt and investments	11,461	(8,106)	(4,606)	(5,198)
Amortization of above- and below- market lease assets and liabilities	1,475	1,934	2,103	388
Net direct financing lease adjustments	448	620	137	390
Amortization and write off of deferred financing costs	23,475	12,486	10,985	44,976
Loss on early extinguishment of debt	605	5,396	6,469	9,399
Straight-line rent	(25,367)	(24,871)	(17,413)	(7,520)
Non-cash equity compensation expense, net of forfeiture	(3,997)	2,086	3,575	20,640
Other adjustments	156	3	40	121
Proportionate share of adjustments for unconsolidated entities	1,090	1,268	464	318
AFFO	$193,934	$214,991	$168,188	$108,664

Cole Capital:
Net Loss	$(277,969)	$1,086	$(10,474)	$(9,622)
FFO	$(277,969)	$1,086	$(10,474)	$(9,622)

Acquisition related	3,362	—	—	—
Merger and other transaction related	23	19	1,423	504
Impairment of intangible assets	309,444	—	—	—
Amortization of management contracts	6,233	24,288	24,024	13,992
Deferred tax benefit	(33,324)	—	—	—
Non-cash equity compensation expense, net forfeiture	3,017	3,455	2,115	934
Other adjustments	739	710	658	300
AFFO	$11,525	$29,558	$17,746	$6,108
_______________________________________________
(1) FFO and AFFO are non-GAAP measures. See the Terms and Definitions section for a description of the Company’s non-GAAP measures.